[Ernst & Young LLP letterhead]






                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our report dated March 13, 2002 with respect to the financial statements of Southern Farm Bureau Life Variable Account in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-79865) and related Prospectus of Southern Farm Bureau Life Variable Account dated May 1, 2002.

                                            /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2002